UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report: February 1, 2016
(Date of earliest event reported)

Commission file number 1-34192

MAXIM INTEGRATED PRODUCTS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2896096 (I.R.S. Employer I. D. No.)

160 Rio Robles
San Jose, California 95134
(Address of Principal Executive Offices including Zip Code)

(408) 601-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Maxim Integrated Products, Inc., a Delaware corporation (the “Company”) previously announced that, in connection with the signing of an agreement for the sale of the semiconductor wafer fabrication facility in San Antonio, Texas (the “San Antonio Facility”) of the Company to TowerJazz Texas Inc. (formerly known as TJ Texas, Inc.), a Delaware corporation (the “Supplier”) and indirect wholly-owned subsidiary of Tower Semiconductor Ltd., an Israeli corporation, on November 18, 2015, the Company and Maxim Integrated Products International, Ltd., an Ireland corporation and indirect-wholly owned subsidiary of the Company (together with the Company, “Maxim”) entered into a supply agreement (the “Supply Agreement”) with the Supplier, pursuant to which Maxim will procure from the Supplier certain quantities of silicon wafers upon which integrated circuits are made that are designed by Maxim.

On February 1, 2016, the Supply Agreement became effective upon the closing of the sale of the San Antonio Facility.

The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the Supply Agreement, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2016

Maxim Integrated Products, Inc.

By:	/s/ Bruce E. Kiddoo
Bruce E. Kiddoo Senior Vice President and Chief Financial Officer